UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 11, 2026

Sonida Senior Living, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	1-13445	75-2678809
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14755 Preston Road Suite 810
Dallas, Texas	75254
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (972) 770-5600

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	SNDA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Preferred Stock Conversion and Warrant Extension Agreement and Amendment to Warrant Agreement

On March 11, 2026, in order to induce the immediate full conversion of all of the outstanding shares of the Series A Convertible Preferred Stock, par value $0.01 per share (“Series A Convertible Preferred Stock”), of Sonida Senior Living, Inc., a Delaware corporation (the “Company”), the Company entered into a Preferred Stock Conversion and Warrant Extension Agreement (the “Conversion and Extension Agreement”) with Conversant Dallas Parkway (A) LP, a Delaware limited partnership (“Conversant A”), and Conversant Dallas Parkway (B) LP, a Delaware limited partnership (and, together with Conversant A, the “Investors”) that held all of the 41,250 outstanding shares of Series A Convertible Preferred Stock and all of the 1,031,250 warrants to purchase Company common stock, par value $0.01 per share (“Common Stock”), for $40.00 per share (the “Warrants”) issued and outstanding under that certain Warrant Agreement, dated as of November 3, 2021 (the “Warrant Agreement”), by and among the Company, Computershare Inc. (“Computershare”) and Computershare Trust Company, N.A. (collectively with Computershare, the “Warrant Agent”).

Pursuant to the Conversion and Extension Agreement, among other things and subject to the terms thereof, (i) the Company and the Investors agreed to reduce the conversion price of the Series A Convertible Preferred Stock from $40.00 per share of Common Stock to $32.00 per share of Common Stock (the “Conversion Price”), (ii) the Company entered into an amendment to the Warrant Agreement (the “Warrant Agreement Amendment”) with the Warrant Agent to extend the expiration date of the Warrants from November 3, 2026 to November 3, 2027, (iii) the Company made a onetime payment to the Investors of approximately $5.8 million in the aggregate, which included approximately $1.1 million of accrued but unpaid dividends for the period of January 1, 2026 through March 11, 2026, and (iv) the Investors agreed to immediately convert all of the outstanding shares of Series A Convertible Preferred Stock into shares of Common Stock at the Conversion Price. Accordingly, on March 11, 2026, all of the outstanding shares of Series A Preferred Stock were converted into 1,601,505 shares of common stock.

The foregoing descriptions of the Conversion and Extension Agreement and the Warrant Agreement Amendment do not purport to be complete and are qualified in their entirety by reference to the full text of the Conversion and Extension Agreement and Warrant Agreement Amendment, copies of which are filed as Exhibit 10.1 and Exhibit 10.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Special Committee Recommendation

The Board established a special committee (the “Special Committee”) comprised solely of independent and disinterested directors for the purpose of reviewing, evaluating, negotiating and approving any agreement with Conversant Capital LLC or any of its affiliates (collectively, “Conversant”) regarding any modification of the terms of the Series A Convertible Preferred Stock and the Warrants and all other matters relating to or arising in connection therewith that present actual or potential conflicts of interest between the Company and Conversant but no actual or potential conflicts of interest between the Company and Silk Partners, LP. The Special Committee determined that the Conversion and Extension Agreement and the transactions contemplated thereby are advisable and in the best interests of the Company and its stockholders and that the terms of the transactions contemplated by the Conversion and Extension Agreement are no less favorable to the Company than those that could have been obtained from third parties. The Special Committee authorized and approved, and recommended that the Audit Committee of the Board and the Board each authorize and approve, the Company’s entry into the Conversion and Extension Agreement and the performance by the Company of the transactions contemplated thereby.

Item 3.03.	Material Modification to Rights of Security Holders.

Pursuant to the terms of the Conversion and Extension Agreement, the Company filed a Certificate of Amendment to Certificate of Designation, Preferences and Rights of Series A Convertible Preferred Stock Par Value $0.01 per share (the “Certificate of Designation” and such amendment, the “Certificate of Designation Amendment”) on March 11, 2026 with the Secretary of State of the State of Delaware, pursuant to which the Certificate of Designation was amended to reduce the Conversion Price of the Series A Convertible Preferred Stock from $40.00 per share of Common Stock to $32.00 per share of Common Stock. The Certificate of Designation Amendment was approved by each of the Investors.

Following the conversion of all outstanding shares of Series A Convertible Preferred Stock, on March 11, 2026, the Company filed a Certificate of Elimination (the “Certificate of Elimination”) with the Secretary of State of the State of Delaware effecting the elimination of the Series A Junior Participating Preferred Stock, par value $0.01 per share, and the Series A Convertible Preferred Stock, no shares of either of which were outstanding at the time of filing.

Following the filing of the Certificate of Elimination with the Secretary of State of the State of Delaware, the Company filed its Second Restated Certificate of Incorporation with the Secretary of State of the State of Delaware, solely to integrate into a single instrument all of the provisions of the Company’s Amended and Restated Certificate of Incorporation, as theretofore amended and supplemented, without making any further amendments thereto (other than to eliminate the names of the original directors, as permitted under Delaware law).

The foregoing descriptions of the Certificate of Designation Amendment, the Certificate of Elimination and the Restated Charter do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the full text of the Certificate of Designation Amendment, the Certificate of Elimination and the Restated Charter, copies of which are filed as Exhibit 3.1, Exhibit 3.2 and Exhibit 3.3, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth in Item 3.03 above is incorporated by reference herein in its entirety.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

3.1	Certificate of Amendment to Certificate of Designation, Preferences and Rights of Series A Convertible Preferred Stock Par Value $0.01 of Sonida Senior Living, Inc., dated March 11, 2026.

3.2	Certificate of Elimination of Sonida Senior Living, Inc., dated March 11, 2026.

3.3	Second Restated Certificate of Incorporation of Sonida Senior Living, Inc.

10.1	Preferred Stock Conversion and Warrant Extension Agreement, dated as of March 11, 2026, by and among Sonida Senior Living, Inc., Conversant Dallas Parkway (A) LP and Conversant Dallas Parkway (B) LP.

10.2	Amendment to Warrant Agreement, dated as of March 11, 2026, by and between Sonida Senior Living, Inc., Computershare Inc. and Computershare Trust Company, N.A.

104	Cover Page Interactive Data File-formatted as Inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SONIDA SENIOR LIVING INC.
Date: March 11, 2026

	By:	/s/ Brandon M. Ribar
	Name:	Brandon M. Ribar
	Title:	Chief Executive Officer and President